                                                                   EXHIBIT 10.15

                              Employment Agreement

         This Agreement is made and entered into as of the _____ day of September, 1997 by and between Universal Document Management Systems, Inc., an Ohio corporation (the "Employer"), and Bonnie L. Johnson, (the "Executive").

         Whereas, the Employer desires to employ the Executive on the terms and conditions set forth in this Agreement and the Executive is willing to accept such employment.

         Now, Therefore, In consideration of the mutual covenants and promises set forth in this Agreement, the Employer and Executive, intending to be legally bound, agree as follows:

         1. Employment. The Employer hereby employs the Executive, and the Executive hereby accepts employment, upon the terms and conditions set forth in this Agreement. The relationship between the Executive and Employer is that of employee and employer.

         2. Term. Subject to the provisions for termination set forth in this Agreement , the term of this Agreement shall be for a period of three (3) years, beginning on the date of the Initial Public Offering of Employer's common stock.

         3. Compensation. For all services rendered by the Executive under this Agreement, the Employer shall pay Executive during the term of this Agreement:
(i) an annual base salary of One Hundred and Fifty Thousand Dollars ($150,000), payable in twelve (12) equal installments, and (ii) additional annual incentive compensation of Twenty Thousand Dollars ($20,000) which shall be based on profitability objectives for the Employer as a whole on such terms as may be mutually agreed upon by the parties. All payments made pursuant to this Section 3 shall be subject to withholding and other applicable taxes.

         4. Fringe Benefits. The Executive shall be entitled to the same fringe benefits as are offered, from time to time, to other employees of Employer who are employed in positions similar to that of Executive, including the Chief Executive Officer. These benefits shall include, without limitation, the grant of stock options under Employer's stock option plan.

         5. Duties. The Executive is engaged as Vice President, Secretary and General Counsel, and shall perform such services and assume and discharge such responsibilities, which are commensurate with her position, as the Employer, in its reasonable discretion, may, from time to time, require of, or assign to Executive. The Executive shall not delegate the duties and responsibilities which are vested in her. She, nevertheless, may utilize and delegate to such individuals who may also be employed by the Employer those tasks which she deems necessary or appropriate to help her carry out the duties and responsibilities assigned to her as an employee of the Employer; except that she shall remain accountable for such tasks to the Employer. Executive further agrees that she shall devote substantially her full time, energy and best efforts to the business of the Employer during the hours that the business remains open and such additional time as is reasonably necessary to complete Executive's tasks. Executive agrees to exercise her best efforts, judgment, skills and talents in performing her duties and, in general, to comply with the policies and be subject to the direction of the Board of Directors of the Employer.

         6. Direction of Services. The Employer shall direct, control and supervise the duties and work of Executive; provided, however, that the Employer shall not impose employment duties or constraints of any kind which would require Executive to violate any ordinance or law.

         7. Exclusive Services. The Executive shall devote her entire business time, attention, and energies to the business of the Employer, and shall not during the term of this Agreement, either directly or indirectly, engage in any other profession or business whether or not such business activity is pursued for gain, profit, or other pecuniary advantage to which the

Executive would be giving of her time and effort to the detriment of Employer; but this shall not be construed as preventing the Executive from other business activities as long as such activities are conducted outside Executive's business time and do not compete with Employer or investing her assets in such form or manner as will not require any substantial services on the part of the Executive in the operation of the affairs of the companies in which such investments are made; provided, however, that no such investment shall be made in any company which competes with Employer in any aspect of the computer business, except that Executive shall be able to invest in any such public company provided such investment does not exceed 5% of such company's issued and outstanding shares.

         8. Working Facilities. The Executive shall be furnished, at the expense of the Employer, with all necessary facilities and equipment for performing her services hereunder.

         9. Disclosure of Information.

                  A. (i) Executive acknowledges that as a result of her employment by Employer, she will be making use of, acquiring and/or adding to confidential information of a special and unique nature and value relating to Employer's intellectual property, proprietary information, trade secrets, systems, procedures, manuals, confidential reports and customer lists and all information related to customer lists and customer sales and service (the "Confidential Information"). As a material inducement to Employer to enter into this Agreement and to pay Executive the compensation set forth in this Agreement, Executive covenants and agrees that, except as authorized by Employer, she shall not, at any time during or following the term of this Agreement, directly or indirectly, divulge or disclose for any purpose whatsoever any Confidential Information. Executive acknowledges that unauthorized disclosure or misuse of the Confidential Information will cause irreparable damage to the Employer. Employer and Executive also agree that covenants by Executive not to make unauthorized disclosures of the Confidential Information are essential to the growth and stability of the Employer. Accordingly, Executive agrees to the confidentiality covenants in this Section of the Agreement.

                  Confidential information shall not include information which
(i) is or becomes generally available to the public other than as a result of a disclosure by the Executive or (ii) is or becomes available to the Executive on a non-confidential basis from a source other than the Employer provided that such source is not, to the knowledge of the Executive, bound by a confidentiality agreement with the Employer.

                  B. Executive also acknowledges that she has a duty to her former employer(s) not to use or to disclose their trade secrets or confidential information to third persons, including the Employer, in competition with her former employer(s) or to their injury. Accordingly, Executive agrees as a condition of employment, that she shall not, without the express written consent of her prior employer(s), either directly or indirectly, disclose or divulge to Employer or any of its employees or agents any of the trade secret(s) or other confidential information, if any, that she may have learned or acquired in the course of her former employment or otherwise use such information for any purpose whatsoever while employed with Employer.

                  As a further condition of employment with the Employer, Executive represents, acknowledges and agrees that:

                           (i) She is not subject to any unexpired covenant not
to compete with any former employer(s), and her employment with the Employer will not, directly or indirectly, breach or violate any restrictive covenant(s) or other non-compete or non-disclosure provision(s) in any employment or other agreement(s) which exist between Employee and any former employer(s);

                           (ii) She will honor and abide by any reasonable and
enforceable restrictive covenant(s) or non-compete and non-disclosure agreement(s), if any, executed by Executive and any former employer(s);

                           (iii) All files, books, correspondence, reports,
proposals, records, and similar documents concerning her former employer's business (which could include Confidential Information concerning a former employer) whether prepared by Executive or not, have been returned to the former employer and such items have not been wrongfully retained by Executive or removed from the prior employer's premises or disclosed to anyone at the Employer;

                           (iv) She has not used, directly or indirectly, and
shall not use during her employment with Employer any Confidential Information concerning a former employer (including copies thereof), in whole or in part, that she acquired during any prior employment.

                  C. (i) Executive agrees to indemnify and hold Employer harmless from any loss, cost or expense incurred by the Employer arising out of any material breach of the agreements set forth in this Section 9 or the fact that any material representation made by Executive in this agreement was false when made. It is further understood and agreed that in the event there is a material breach of any of the provisions set forth above, all obligations of Employer shall end, and Executive's employment with the Employer may be terminated immediately.

                           (ii) Because a remedy at law for any breach of the
provisions of this Section 9 may be inadequate, in addition to any and all other remedies available to Employer, Employer shall have the remedies of a restraining order, injunction or other equitable relief to enforce the provisions hereof.

                           (iii) Executive acknowledges, warrants, represents,
and agrees that the covenants contained in this Section 9 are necessary for the protection of the Employer's legitimate business interests and are reasonable in scope and content, and Executive represents and warrants that her attorney has thoroughly and completely reviewed this Agreement with her, and she understands the contents hereof.

         10. Expenses. Executive may, from time to time, to incur reasonable expenses for promoting the business of Employer, including expenses for entertainment, travel, a cellular phone to the extent used for business purposes, continuing legal education, and similar items. In such instances, the Employer will reimburse the Executive upon submission of an itemized account of such expenditures.

         11. Vacations. The Executive shall be entitled to a vacation of six (6) weeks per year during the term of this Agreement, during which time her compensation shall be paid in full.

         12. Termination of Employment.

                  (a) (i) The Employer may terminate this Agreement and Executive's employment at any time for cause which shall include but not be limited to (a) Executive's fraud, felony conviction (whether or not employment related), misappropriation, embezzlement or the like, or (b) if, for any reason, Executive fails or neglects to perform her duties hereunder in any material respect, or if Executive violates any of the provisions hereunder in any material respect and such failure, neglect or violation is not cured by the Executive to the Employer's reasonable satisfaction within a period of thirty
(30) days following the Executive's receipt of written notice from the Employer making specific reference to this Section 12(a)(i)(b) and stating with particularity all alleged actions or omissions in the Executive's service being relied upon by the Employer hereunder.

                  (ii) Executive may terminate this agreement and her employment if (a) the Employer requires Executive to relocate more than 40 miles from the current location of Executive's branch of Employer or (b) there is a material and adverse change in Executive's position, duties, responsibilities or status with the Employer; a material reduction in Executive's salary or benefits, other than a reduction in salary or benefits comparable to reductions generally applicable to similarly situated employees of the Employer; or the Employer violates any of the provisions of this Agreement in any material respect and such change, reduction or violation is not cured to the Executive's reasonable satisfaction within a period of thirty
(30) days following the Employer's receipt of written notice from the Executive making specific reference to this Section 12(a)(ii)(b) and stating with particularity all alleged actions or omissions of the Employer being relied upon by the Executive hereunder.

                  (b) The Employer or Executive may terminate this Agreement without cause upon thirty (30) days written notice to the other party.

                  (c) This Agreement shall also be terminated (i) by the mutual agreement of Employer and Executive; (ii) by the dissolution and liquidation of Employer (other than as part of a reorganization, merger, consolidation, or sale of all or substantially all of the assets of Employer through which the business of the Employer is continued); and (iii) by the total or complete disability of the Executive for more than 90 consecutive days.

                  (d) If this Agreement is terminated by Employer pursuant to
Section 12(a)(i), by Executive pursuant to Section 12(b) or pursuant to Section 12(c)(i), Executive shall be paid only such amounts as are accrued under Sections 3, 4 and 10, but are unpaid as of the date of termination. Payment pursuant to this Section 12(d) shall be made to Executive as soon as practicable, and shall be subject to withholding and other applicable taxes.

                  (e) If this Agreement is terminated by Executive pursuant to
Section 12(a)(ii), by Employer pursuant to Section 12(b), or pursuant to Section 12(c)(ii), or Section 12(c)(iii), Executive shall receive severance pay for the remainder of the term of this agreement or one year, whichever is greater, at the rate of Executive's salary in effect at the time of termination. Payments pursuant to this Section 12(e) shall continue to be made by Employer in equal monthly installments, and shall be subject to withholding and other applicable taxes.

                  (f) In the event of termination of this Agreement for any reason, Executive agrees to resign from all positions held in Employer or any of its affiliate or subsidiary companies, including without limitation any position as a director, officer, trustee or consultant.

         13.      Restrictive Covenants.

                  (a) The provisions of the Section apply in the event this Agreement is terminated for any reason whatsoever.

                  (b) (i) In the event Section 12(d) governs a termination of this Agreement, then for a period of one (1) year after termination or expiration of this Agreement, the Executive shall not, directly or indirectly,
(x) own, manage, operate, control, direct, be employed by, participate in, or be connected in any manner with the ownership, management, operation, direction or control of any business which competes with the business conducted by the Employer at the time of the termination of this Agreement; (y) solicit any of Employer's customers; or (z) solicit for employment any of Employer's employees.

                           (ii) In the event Section 12(e) governs a termination
of this Agreement, then for a period of time equal to the remainder of the term of this Agreement or one (1) year after termination or expiration of this Agreement, whichever is greater, the Executive shall not, directly or indirectly, (x) own, manage, operate, control, direct, be employed by, participate in, or be connected in any manner with the ownership, management, operation, direction or control of any business which competes with the business conducted by the Employer at the time of the termination of this Agreement; (y) solicit any of Employer's customers; or (z) solicit for employment any of Employer's employees.

                  (c) Executive acknowledges that the foregoing time and other limitations are reasonable and properly required for the adequate protection of the business affairs of the Employer, and in the event any such limitation is found to be unreasonable by a Court of competent jurisdiction, Executive agrees and submits to the reduction of said limitation to such an area, time or other limitation or otherwise as the Court may determine to be reasonable. In the event that any limitation under this Section is found to be unreasonable or otherwise invalid in any jurisdiction, in whole or in part, Executive acknowledges, warrants, represents, and agrees that such limitation shall nevertheless be valid in all other jurisdictions.

                  (d) Executive acknowledges, warrants, represents, and agrees that the restrictive covenants contained in this Section are reasonable and necessary for the protection of the Employer's legitimate business interests and are reasonable in scope and content and represents and warrants that Executive's attorney has reviewed this Agreement with Executive and Executive understands the contents of these restrictive covenants.

                  (e) Because a remedy at law for any breach of the provisions of this Section will be inadequate, in addition to any and all other remedies available to the Employer, the Employer shall have the remedies of a restraining order, injunction or other equitable relief to enforce the provisions hereof.

         14. Death During Employment. If the Executive dies during the term of her employment hereunder, the Employer shall pay to the estate of the Executive the compensation, if any, accrued but unpaid to the date of death.

         15. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by certified or registered mail or personally delivered to her residence in the case of the Executive or to its principal place of business in the case of the Employer. Either party, by notice to the other, may change the address to which further notice is to be sent to such party.

         16. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach.

         17. Assignment. The rights and obligations of the Employer and Executive under this Agreement are of a personal nature and, therefore, this Agreement and the rights and obligations of the parties are not assignable by either party, without the prior written consent of the other party.

         18. Entire Agreement; Amendments. This Agreement contains the entire agreement of the parties. This Agreement may be amended at any time by mutual consent of the parties provided, however, that no such amendment shall be valid or enforceable unless set forth in writing and signed by Employer and Executive.

         19. Applicable Laws. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Ohio.

         20. Severability. The invalidity or unenforceability of any provision in the Agreement shall not in any way affect the validity of enforceability of any other provision and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had never been in the Agreement.

         21. Headings. The various headings in this Agreement are inserted for convenience only and are not part of the Agreement.

         22. Expenses. All expenses, including reasonable attorney's fees and expenses, arising out of claims under this Agreement, shall be borne by the losing party to the fullest extent permitted by law.

         IN WITNESS WHEREOF, Employer and Executive have executed this Agreement as of the ______ day of September, 1997.

                                     Universal Document Management Systems, Inc.


                                     ---------------------------------------
                                     Terry L. Theye
                                     Chief Executive Officer and President

                                     Executive:


                                     ---------------------------------------
                                     Bonnie L. Johnson